UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 5, 2022, AIkido Pharma Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders (i) approved the adoption of the 2022 Equity Incentive Plan for the employees, directors, and consultants of the Company and (ii) ratified the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Stockholders of record at the close of business on October 10, 2022, the record date for the Special Meeting, were entitled to one vote for each share of common stock, 0.007285 votes per share of Series D convertible preferred stock and 0.007285 votes per share of Series D-1 convertible preferred stock. On October 10, 2022, , there were 5,485,096 shares of common stock issued and outstanding, 3,825 shares of Series D convertible preferred stock issued and outstanding and 834 shares of Series D-1 Convertible preferred stock issued and outstanding. The amount of issued and outstanding shares of common and preferred stock present at the Special Meeting was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Adoption of 2022 Equity Incentive Plan

The adoption of the 2022 Equity Incentive Plan was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,281,570	678,219	13,667	963,650

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,772,891	141,000	23,215	-

Item 8.01 Other Events.

On December 5, 2022, the board of directors of the Company authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its outstanding stock for an aggregate purchase price not to exceed $2 million dollars. Share repurchases may be executed in open market transactions pursuant to a plan which will be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance with Rule 10b-18 of the Exchange Act. The authorization for the Share Repurchase Program may be terminated by the Company in its discretion at any time.

Additionally, the board of directors of the Company authorized a change in the name of the Company to Dominari Holdings, Inc. which reflects the board’s long-range strategic goal to diversify away from the healthcare sector and into the financial services sector.

Finally, the Company continues to actively recruit new team members and build out operations space for its newly created financial services subsidiary, Dominari Financial, Inc. (“Dominari Financial”). Subject to final approval from the Financial Industry Regulatory Authority (FINRA) under Rule 1017 (change of control) and consummation of the acquisition of 100% of the membership interests of Fieldpoint Private Securities, LLC (“Fieldpoint”), a registered broker-dealer, Dominari will change the name of Fieldpoint to Dominari Securities, LLC (“Dominari Securities”). To date, the Company has deployed approximately $3.2 million of capital in support of the establishment and operations of Dominari Financial and Dominari Securities and expects to continue to make additional contributions as required from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

Dated: December 6, 2022

2